UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018 (March 16, 2018)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 16, 2018, the Board of Directors (the “Board”) of Nanophase Technologies Corporation (the “Company”) appointed Jaime Escobar as the Company’s Chief Financial Officer, effective as of March 26, 2018. The Board also determined that Jess Jankowski, the Company’s President and Chief Executive Officer, will continue to serve as the Company’s principal financial officer and principal accounting officer until after the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”) is filed with the Securities and Exchange Commission (the “SEC”) on or before April 2, 2018. After the Form 10-K is filed with the SEC, the Board has determined that Mr. Escobar will assume the role of, and will begin serving as, the Company’s principal financial officer and principal accounting officer.

Mr. Escobar, age 46, previously served as the Controller of Abrasic 90 Inc. d/b/a CGW Camel Grinding Wheels, USA, a manufacturer and distributor of abrasive products, from May 2016 until March 2018. Prior to that, Mr. Escobar served as Accounting Manager for Termax Corporation, a supplier to the automotive industry, from June 2013 until March 2016; as a Plant Lead Analyst for Chrysler Group LLC, assigned to a vehicle assembly plant, from June 2012 until June 2013; and as an Accounting Manager for Midas International Corporation, an automobile services company, from May 2011 until June 2012. He has also served in roles of increasing responsibility at AMCOL International Corporation, a marketer of diverse specialty materials with a core expertise in minerals and polymer science, including serving as Assistant Controller of American Colloid Company from October 2004 until July 2007 and as Controller of AMCOL Health & Beauty Solutions (HBS) from July 2007 until April 2011. Mr. Escobar holds a BS in Accounting with a minor in Business Administration from Northeastern Illinois University, and is a registered CPA in the state of Illinois.

There are no arrangements or understandings between Mr. Escobar and any other person pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Escobar and any director or executive officer of the Company, and Mr. Escobar has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Escobar

On March 16, 2018, the Company entered into an Employment Agreement, effective as of March 26, 2018 (the “Employment Agreement”), with Mr. Escobar. Pursuant to the terms of the Employment Agreement, Mr. Escobar will receive an annual base salary of not less than $150,000. In addition, Mr. Escobar will be eligible for discretionary bonuses for services to be performed as a CFO of the Company based on performance milestones agreed upon by Mr. Escobar and the Vice President of Operation and the Chief Executive Officer of the Company, and approved by the Board.

Mr. Escobar will be eligible for such stock options and other equity compensation as the Board deems appropriate, subject to the provisions of the Company’s 2010 Equity Compensation Plan (the “Plan”). As a signing benefit, on March 26, 2018, Mr. Escobar will receive a grant of stock options to purchase up to 36,000 shares of the Company’s common stock under the terms of the Plan, which options will vest in equal installments on each of the first three anniversaries of the grant date. Mr. Escobar will also be entitled to the employee benefits made available by the Company generally to all other employees of the Company, subject to the terms and conditions of the Company’s employee benefit plans in effect from time to time.

In the event Mr. Escobar’s employment is terminated by the Company other than for Cause, as defined in the Employment Agreement, Mr. Escobar will receive severance benefits equal to (i) his then-current base salary for 26 weeks if such termination occurs on or before September 30, 2020, or (ii) his then-current base salary for 13 weeks if such termination occurs after September 30, 2020, in each case, provided that Mr. Escobar signs, without subsequent revocation, a Separation Agreement and Release in a form acceptable to the Company. In addition, all stock options granted to Mr. Escobar prior to termination will become fully vested and exercisable in accordance with the applicable option grant agreement and the Plan. If Mr. Escobar is terminated for Cause, or if he resigns as an employee of the Company, Mr. Escobar will not be entitled to any severance or other benefits accruing after the term of the Employment Agreement and such rights will be forfeited immediately upon the end of such term.

Mr. Escobar will be subject to confidentiality provisions contained in the Employment Agreement and will also be subject to certain restrictive covenants, including non-competition and non-solicitation, during his employment and for 12 months after the termination of his employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.   Other Events.

On March 20, 2018, the Company issued a press release announcing Mr. Escobar’s appointment as Chief Financial Officer, effective as of March 26, 2018. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:

The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit

10.1	Employment Agreement, executed by the Company on March 16, 2018 and effective as of March 26, 2018, by and between the Company and Jaime Escobar

99.1	Press Release, dated March 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2018

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Jess Jankowski
Name: Jess Jankowski
Title: President and Chief Executive Officer